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                                  EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 15, 1999, except for Note 10, as to which the date is April 30, 1999, with respect to the financial statements of Enact Incorporated included in Amendment No. 3 to the Registration Statement (Form S-1) and in the related Prospectus of SalesLogix Corporation for the registration of shares of its common stock.


                                          /s/ ERNST & YOUNG LLP

Columbus, Ohio
May 4, 1999